Cardinal Ethanol News
Fueling energy independence.

August 2023

Celebrating 15 Years at Cardinal Ethanol

Tuesday, August 22nd, your team at Cardinal hosted vendors, partners, founders, and employees to a golf outing and dinner. One hundred golfers made up 25 teams for an afternoon filled with friendly competition, networking, and celebration. Four individuals were recognized for their achievements of longest putt and closest to the pin. Four teams were also drawn to win team prizes that were awarded at the evening's dinner program based on their placings in the day's event.





Dinner was full of great conversation, recognition of achievements, celebration, and laughter. Employees were recognized for 15 years of dedication to Cardinal. Those employees were Jeffrey Painter, Jeremey Herlyn, Deanne McElhany, Chad Lindow, Lisa Naylor, Jim Peed, Stacey Chalfant, Justin McElhany, Chris Tucker, Eric Hollopeter, Jeff Bowling, and Stephanie Ingle. A great time in celebration was had by all. Thank you all, for a wonderful 15 years at Cardinal.

Cardinal Ethanol – Back-to-Back Corporate Champions!

Each summer the local Randolph County YMCA puts on a challenge of 13 events between local businesses and organizations. The events include free throws, crazy trivia, wiffleball, golf, horseshoes, shuffleboard, and more. Cardinal showed great teamwork and participation throughout all 13 events, finishing as champions again this year.



1 | Page

2 | P a g e Employees and their families can participate in any of the events. Cardinal employs 67 individuals, and we had 83 participants involved in the challenge. Your team at Cardinal rallied the troops and showed fine camaraderie and teamwork throughout each event. Cardinal started in second place and held that position halfway through the events. During the first event of the second half, we pulled ahead and kept working our way forward against some great competition. The Corporate Challenge is a great way for local businesses to support their YMCA while building life skills through teamwork, networking, communication, and perseverance. Great job Cardinals! Fiscal Quarter Ended June 30, 2023, Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the quarter ended June 30, 2023. Some of the highlights and key information from the fiscal year include:  Net income was approximately $43.6 million or about $2,990 per unit for the nine months ended June 30, 2023, compared to a net income of approximately $74.9 million or about $5,135 per unit for the same period in 2022.  Our ethanol gallons sold remained consistent for the nine months ended June 30, 2023, as compared to the same period in 2022.  The average price per gallon of ethanol sold for the nine months ended June 30, 2023, was approximately 10% lower than the average price for the same period in 2022, primarily because of decreased energy prices and corn prices.  Our DDGS tons sold remained consistent for the nine months ended June 30, 2023, as compared to the same period in 2022.  DDGS prices were up approximately 6% for the nine months ended June 30, 2023, compared to the same period in 2022 due to higher corn and soybean meal prices.  We experienced an increase in corn oil sold of approximately 4% for the nine months ended June 30, 2023, as compared to the same period in 2022 resulting primarily from higher corn oil yield from increased efficiencies during the current period.  Corn oil prices were up approximately 3% for the nine months ended June 30, 2023, compared to the same period in 2022 due to an increase in soybean oil prices.  Our revenues from soybean sales decreased for the nine months ended June 30, 2023, as compared to the same period in 2022. This decrease is primarily a result of a decrease in bushels sold of approximately 15%. This decrease is primarily due to delayed timing of soybean sales in order to capture a more conducive market.  We used approximately 1% more bushels of corn to produce our ethanol, distillers’ grain and corn oil in the nine months ended June 30, 2023, compared to the same period in 2022 due to relatively consistent ethanol production levels for the current period.  Corn prices decreased approximately 1% for the nine months ended June 30, 2023, compared to the same period in 2022, primarily because of a lower demand for corn this year with a larger corn harvest projected for 2023.

3 | P a g e  The cost of natural gas was approximately 23% lower in the nine months ended June 30, 2023, compared to the same period in 2022 due to a mild winter and a decrease in the price of crude oil and less volatility in prices.  During the nine months ended June 30, 2023, we purchased approximately 30% less bushels of soybeans compared to the same period in 2022 primarily due to a cash price that was not conducive to producer selling. s *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10- K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com Statements of Operations (Nine Months Ended) 6/30/2023 6/30/2022 Revenues 384,766,147$ 417,490,683$ Cost of Goods Sold 335,472,745 343,766,849 Gross Profit 49,293,402 73,723,834 Operating Expenses 7,122,298 6,104,500 Operating Income 42,171,104 67,619,334 Other Income 1,499,957 7,378,771 Net Income 43,671,061$ 74,998,105$ Net Income (Loss) Per Unit 2,990$ 5,135$ Balance Sheets 6/30/2023 9/30/2022 Assets 215,406,526$ 188,955,828$ Current Liabilities 31,914,764$ 27,431,166$ Long Term Debt 28,806,619$ 14,254,170$ Member's Equity 154,685,143$ 147,270,492$ Total Liabilities & Member's Equity 215,406,526$ 188,955,828$ Book Value Per Share 10,591$ 10,083$ 3rd Quarter 2023 Financial Results *

4 | P a g e More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Important Information Regarding your 2023 Taxes During 2022, Cardinal Ethanol formed joint ventures with other companies to perform and complete certain complex projects at its facility. Consequently, we must wait for tax information from these partnerships on Forms K-1 before we can complete our tax information and send our Form K-1 to you for 2023 and future years. You should not plan on having your Form K-1 from Cardinal Ethanol before March 15 each year going forward. Please consult your tax advisor or preparer throughout 2023 as you plan with him or her your tax payments and filing requirements. Cardinal’s Employee Spotlight Brian White - 14 Years of Dedication in the Grains Department Today we shine the spotlight on Brian White, a valued member of our team who has dedicated 14 years to our Grains Department. Brian's unwavering commitment and hard work have contributed significantly to our department's success. Over the years, he has demonstrated an ability to adapt to change as we added corn drying, soybean handling and corn oil loading. Brian's experience has made him an invaluable asset to our team. Colleagues often turn to Brian for guidance and his willingness to share knowledge. One of the most remarkable traits that Brian brings to the table is his relentless work ethic. He has worked long hours on many occasions. His commitment to going above and beyond the call of duty has not only elevated the Grains Department's performance but has also set an example for his colleagues. As we thank Brian for his time at Cardinal, we anticipate the continued contributions he will make in the years to come. We are truly fortunate to have him as a member of our team and look forward to his continued success.

5 | P a g e CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.